EXHIBIT 99.B13
                                  STEPHENS INC.

                                February 4, 1998



Nations Annuity Trust
111 Center Street
Little Rock, AR  72201

Gentlemen:

         With respect to our purchase from you of $100,000 in shares of beneficial interest in Nations Annuity Trust (the "Trust"), consisting of $10,000 in shares of Nations Value Portfolio, $10,000 in shares of Nations International Growth Portfolio, $10,000 in shares of Nations Disciplined Equity Portfolio, $10,000 in shares of Nations Marsico Focused Equities Portfolios, $10,000 in shares of Nations Marsico Growth & Income Portfolio, $10,000 in shares of Nations Balanced Assets Portfolio, $20,000 in shares of Nations Managed Index Portfolio and $20,000 in shares of Nations Managed SmallCap Index Portfolio, we hereby advise you that we are purchasing such shares with no intention to dispose of such shares either through resale to others or redemption by the Trust.

                                              Very truly yours,

                                              STEPHENS INC.

                                              By:  /s/ Richard H. Blank, Jr.
                                                 ----------------------------
                                                      Richard H. Blank, Jr.
                                                      Senior Vice President